Exhibit 99.1

U.S. Well Services Provides Update on Business Outlook and Strategic Transformation and Announces Reverse Stock Split

•	U.S. Well Services becomes first pure-play, publicly traded electric completions provider

•	Extension of existing Clean Fleet® contract and awarded tender for first of four newbuild Nyx Clean Fleets®

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Balance sheet transformation underway, with $44.9 million of senior secured term loan principal repaid to date in 2021, $9.4 million of pending principal repayments and equitization of $27.6 million of Series B Redeemable Preferred Equity deleveraging and simplifying capital structure

•	Implementation of a reverse share split of 1 post-split share for every 3.5 pre-split shares

HOUSTON, September 30, 2021 — U.S. Well Services (NASDAQ: USWS) (“USWS” or the “Company”) today provided updates on its near-term business outlook and process towards full-electrification.

U.S. Well Services’ President and CEO, Joel Broussard, commented, “Our vision is to be recognized as the market leader for low-cost, low-emission, completion services and a proven adherent to environmental, social and governance best practices. In pursuit of this goal, U.S. Well Services is committed to executing our plan to delever our balance sheet and becoming the largest, and only pure-play, publicly traded, provider of electric completion services. I am pleased with the progress our team has made as USWS repositions and expands its portfolio of clean completions technology.”

Update on Near-Term Business Outlook and Fleet Activity

In late August, the Company ceased operations of its last active conventional fleet, marking U.S. Well Services’ exit from the diesel frac services market. The Company is currently operating five all-electric fleets, and expects to grow to 9 electric fleets by the end of 2022.

U.S. Well Services continues to experience strong demand for electric fleets, as evidenced by recent commercial momentum. In August 2021, the Company executed an agreement extending an electric fracturing services contract with an existing customer through the end of 2022.

As previously announced, the Company plans to meet customers’ demands for next-generation fracturing solutions with four newbuild Nyx Clean Fleets®. The first 60,000 hydraulic horsepower Nyx Clean Fleet® is expected to be delivered late in the first quarter of 2022. Upon delivery, this fleet is expected to commence work for a customer in Appalachia on a contracted basis. U.S. Well Services anticipates taking delivery of two Nyx Clean Fleets® in the second quarter of 2022, with the last of the four newbuilds expected to arrive early in the third quarter of 2022. USWS is in negotiations with multiple customers for each new fleet and expects to secure contracts for each new fleet prior to delivery.

Update on Strategic Transformation

Since announcing its intention to exit the diesel frac services market, U.S. Well Services has completed the sale of over 30% of its conventional pressure pumping portfolio along with other non-core ancillary equipment. The sale of these assets, combined with scheduled principal repayments has reduced the balance of the Company’s senior secured term loan by $44.9 million, from $246.3 million at the beginning of 2021 to $201.4 million today.

U.S. Well Services expects to close an additional asset sale transaction in the coming days that will result in approximately $9.4 million of additional principal repayments, bringing the outstanding balance on the senior secured term loan to approximately $191.9 million bringing our total term loan principal reduction to $54.3 million.

Reverse Share Split

The Company also announced it is executing a reverse share split, effective September 30, 2021. Holders of U.S. Well Services’ Class A Common stock will receive 1 post-split share for every 3.5 pre-split shares. The reverse share split will not modify any rights or preferences of U.S. Well Services’ stockholders, nor will it alter any stockholder’s percentage interest in the Company. No fractional shares of common stock will be issued as a result of the reverse share split. Stockholders of record who would otherwise be entitled to receive a fractional share will receive one full share of post-split common stock. The Company’s common stock will continue to be traded on the NASDAQ Capital Market under the symbol USWS and will begin trading on a split-adjusted basis when the market opens on Friday, October 1, 2021, under a new CUSIP number, 91274U 200.

The reverse share split was approved by the Company’s stockholders at its annual meeting held on May 14, 2021, and on September 10, 2021, a reverse share split ratio of 1-for-3.5 shares was approved by the Company’s Board of Directors.

About U.S. Well Services, Inc.

U.S. Well Services, Inc. is a leading provider of hydraulic fracturing services and a market leader in electric fracture stimulation. The Company’s patented electric frac technology provides one of the first fully electric, mobile well stimulation systems powered by locally-supplied natural gas, including field gas sourced directly from the wellhead. The Company’s electric frac technology dramatically decreases emissions, sound pollution and truck traffic while generating exceptional operational efficiencies, including significant customer fuel cost savings versus conventional diesel fleets. For more information visit: www.uswellservices.com. Information on our website is not part of this release.

Forward-Looking Statements

The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein are forward-looking statements. These forward-looking statements may be identified by their use of terms and phrases such as “may,” “expect,” “believe,” “intend,” “estimate,” “project,” “plan,” “may,” “anticipate,” “will,” “should,” “could,”

and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, and it is possible that the results described in this release will not be achieved. These forward-looking statements are subject to certain risks, including changes in market conditions, changes in commodity prices, changes in supply and demand for oil and gas, changes in demand for our services, availability of financing and capital, the Company’s liquidity, the Company’s compliance with covenants under its credit agreements, actions by customers and potential customers, geopolitical events, public health crises, such as a pandemic, including the recent COVID-19 pandemic and new and potentially more contagious variants of COVID-19 such as the delta variant, and availability of equipment and personnel, as well as the other risks, uncertainties and assumptions identified in this release or as disclosed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Factors that could cause actual results to differ from the Company’s expectations include changes in market conditions and other factors described in the Company’s public disclosures and filings with the SEC, including those described under “Risk Factors” in its annual report on Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2020 filed on May 17, 2021 and in our quarterly reports on Form 10-Q. As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors.

Contacts:

U.S. Well Services

Josh Shapiro

Vice President, Finance and Investor Relations

IR@uswellservices.com

Dennard Lascar Investor Relations

Lisa Elliott

(713) 529.6600

USWS@dennardlascar.com